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                    COMPASS BANCSHARES, INC. AND SUBSIDIARIES
    RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                 (In Thousands)
                                   (Unaudited)

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

                                                                                  THREE MONTHS                  YEARS ENDED
                                                                                 ENDED MARCH 31,                DECEMBER 31,
                                                                           --------------------------    --------------------------
                                                                               2002           2001           2001           2000
                                                                           -----------    -----------    -----------    -----------

Pretax income                                                              $   114,873    $    95,812    $   410,226    $   358,845
Add fixed charges:
  Interest on deposits                                                          62,570        132,689        416,495        543,342
    Net interest on borrowings                                                  55,864         72,338        275,367        253,715
    Less capitalized interest                                                     (166)          (242)        (1,197)        (2,608)
                                                                           -----------    -----------    -----------    -----------
  Gross interest on borrowings                                                  56,030         72,580        276,564        256,323
  Portion of rental expense representing interest expense                        2,196          2,054          8,362          8,231
                                                                           -----------    -----------    -----------    -----------

      Total fixed charges                                                      120,796        207,323        701,421        807,896
                                                                           -----------    -----------    -----------    -----------

    Income before fixed charges                                            $   235,669    $   303,135    $ 1,111,647    $ 1,166,741
                                                                           -----------    -----------    -----------    -----------

Total fixed charges                                                        $   120,796    $   207,323    $   701,421    $   807,896
Preferred stock dividends                                                         --             --             --             --
Tax effect of preferred stock dividends                                           --             --             --             --
                                                                           -----------    -----------    -----------    -----------

Combined fixed charges and preferred stock dividends                       $   120,796    $   207,323    $   701,421    $   807,896
                                                                           -----------    -----------    -----------    -----------



Pretax income                                                              $   114,873    $    95,812    $   410,226    $   358,845
Add fixed charges (excluding interest on deposits):
  Interest on borrowings                                                        56,030         72,580        276,564        256,323
  Portion of rental expense representing interest expense                        2,196          2,054          8,362          8,231
                                                                           -----------    -----------    -----------    -----------
      Total fixed charges                                                       58,226         74,634        284,926        264,554
                                                                           -----------    -----------    -----------    -----------

    Income before fixed charges (excluding interest on deposits)           $   173,099    $   170,446    $   695,152    $   623,399
                                                                           -----------    -----------    -----------    -----------

Total fixed charges                                                        $    58,226    $    74,634    $   284,926    $   264,554
Preferred stock dividends                                                         --             --             --             --
Tax effect of preferred stock dividends                                           --             --             --             --
                                                                           -----------    -----------    -----------    -----------

Combined fixed charges and preferred stock dividends                       $    58,226    $    74,634    $   284,926    $   264,554
                                                                           -----------    -----------    -----------    -----------


RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:
  Including interest on deposits                                                 1.95x          1.46x          1.58x          1.44x
  Excluding interest on deposits                                                 2.97x          2.28x          2.44x          2.36x

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

                                                                                     YEARS ENDED DECEMBER 31,
                                                                             ---------------------------------------
                                                                                 1999          1998          1997
                                                                             -----------   -----------   -----------

Pretax income                                                                $   345,989   $   284,842   $   265,070
Add fixed charges:
  Interest on deposits                                                           442,902       415,875       404,094
    Net interest on borrowings                                                   197,635       159,924       126,750
    Less capitalized interest                                                       --            --            --
                                                                             -----------   -----------   -----------
  Gross interest on borrowings                                                   197,635       159,924       126,750
  Portion of rental expense representing interest expense                          6,913         5,891         5,291
                                                                             -----------   -----------   -----------

      Total fixed charges                                                        647,450       581,690       536,135
                                                                             -----------   -----------   -----------

    Income before fixed charges                                              $   993,439   $   866,532   $   801,205
                                                                             -----------   -----------   -----------

Total fixed charges                                                          $   647,450   $   581,690   $   536,135
Preferred stock dividends                                                          2,119         2,996         3,067
Tax effect of preferred stock dividends                                            1,083         1,467         1,641
                                                                             -----------   -----------   -----------

Combined fixed charges and preferred stock dividends                         $   650,652   $   586,153   $   540,843
                                                                             -----------   -----------   -----------



Pretax income                                                                $   345,989   $   284,842   $   265,070
Add fixed charges (excluding interest on deposits):
  Interest on borrowings                                                         197,635       159,924       126,750
  Portion of rental expense representing interest expense                          6,913         5,891         5,291
                                                                             -----------   -----------   -----------
      Total fixed charges                                                        204,548       165,815       132,041
                                                                             -----------   -----------   -----------

    Income before fixed charges (excluding interest on deposits)             $   550,537   $   450,657   $   397,111
                                                                             -----------   -----------   -----------

Total fixed charges                                                          $   204,548   $   165,815   $   132,041
Preferred stock dividends                                                          2,119         2,996         3,067
Tax effect of preferred stock dividends                                            1,083         1,467         1,641
                                                                             -----------   -----------   -----------

Combined fixed charges and preferred stock dividends                         $   207,750   $   170,278   $   136,749
                                                                             -----------   -----------   -----------


RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:
  Including interest on deposits                                                   1.53x         1.48x         1.48x
  Excluding interest on deposits                                                   2.65x         2.65x         2.90x

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